EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements of Genuine Parts Company listed below of our reports dated February 26, 2007, with respect to the consolidated financial statements and schedule of Genuine Parts Company, Genuine Parts Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Genuine Parts Company included in the Annual Report (Form 10-K) of Genuine Parts Company for the year ended December 31, 2006.
•	Registration Statement No. 33-62512 on Form S-8 pertaining to the 1992 Stock Option Incentive Plan

•	Registration Statement No. 333-21969 on Form S-8 pertaining to the Directors’ Deferred Compensation Plan

•	Registration Statement No. 333-61611 on Form S-8 pertaining to the Assumed Stock Options Under the Electrical Insulation Suppliers, Inc. 1993 Incentive Plan

•	Registration Statement No. 333-76639 on Form S-8 pertaining to the Genuine Parts Company 1999 Long-Term Incentive Plan

•	Registration Statement No. 333-133362 on Form S-8 pertaining to the Genuine Parts Company 2006 Long-Term Incentive Plan.

/s/ Ernst and Young LLP
Atlanta, Georgia
February 26, 2007